UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2008

GATEWAY CERTIFICATIONS, INC. (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)

333-144228 (Commission File Number)	20-5548974 (IRS Employer Identification No.)

35 Meadow Street, Suite 308 Brooklyn, New York (Address of Principal Executive Offices)	11206 (Zip Code)

(718) 366-3922 (Registrant’s Telephone Number, Including Area Code)

250 West 57th Street, Suite 917 New York, NY 10107 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES

Section 8 – Other Events

Item 8.01. Other Events.

On September 1, 2008, the Gateway Certifications, Inc. (“Gateway,” or, “Registrant”) relocated its offices from 250 West 57th Street, Suite 917, New York, NY 10107, to 35 Meadow Street, Suite 308, Brooklyn, New York 11206.  Additionally, Gateway’s telephone and fax number changed to (718) 366-3922 and (718) 386-2033, respectively. The Registrant’s toll-free phone number of (866) 494-4929 remains unchanged.

The office space is being utilized, rent-free, by the Registrant and is leased by Mr. Sarfoh, the secretary and a director of the Registrant. There currently is no written agreement between Mr. Sarfoh and the Registrant concerning the rent-free use of the office space. Currently, this location serves as general office space. Management believes that the rent-free space will be sufficient for the needs of the Company for at least the next 12 months, or until such time where company activities necessitate the need to find new office space. Management believes that amounts saved on office rent enables Gateway to target limited resources on its growth strategies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Date: September 2, 2008	GATEWAY CERTIFICATIONS, INC. By: /s/ Lawrence Williams, Jr.___________ (Signature) Name: Lawrence Williams, Jr. Title: Chief Executive Officer And Principal Accounting Officer